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Exhibit 1.1

2,000,000 SHARES OF COMMON STOCK
INFOSONICS CORPORATION
UNDERWRITING AGREEMENT

        New York, New York

June 16, 2004

Gilford Securities Incorporated
As Representative of the
Several Underwriters listed on
Schedule A hereto
850 Third Avenue, Suite 1400
New York, New York 10022

Ladies and Gentlemen:

        InfoSonics Corporation, a Maryland corporation (the "Company") confirms its agreement with Gilford Securities Incorporated ("Gilford") and each of the several underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11) for whom Gilford is acting as representative (in such capacity, Gilford shall hereinafter be referred to as "you" or the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of the Company's common stock ("Common Stock"), set forth on Schedule A hereto. Such shares of Common Stock are hereinafter referred to as the "Firm Shares."

        Upon the Representative's request, as provided in Section 2(b) of this Agreement, the Company shall also sell to the Underwriters up to an additional 300,000 shares of Common Stock for the purpose of covering over-allotments, if any (the "Option Shares"). The Firm Shares and the Option Shares are sometimes hereinafter referred to as the "Shares." The Company also proposes to issue and sell warrants to the Underwriters (the "Underwriters' Warrants") pursuant to a Warrant Agreement (the "Warrant Agreement") for the purchase of an additional 100,000 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Underwriters' Warrants are hereinafter referred to as the "Underwriters' Shares." The Firm Shares, the Option Shares, the Underwriters' Warrants and the Underwriters' Shares (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

        1.     REPRESENTATIONS AND WARRANTIES.

          (a)   The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined), if any, as follows:

            (i)    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-112339), for the registration of the Firm Shares and the Option Shares under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters and will not file any other amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

            (ii)   Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of, the Registration Statement or the Prospectus or any part thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or, to the Company's knowledge, threatened. The Registration Statement and Prospectus at the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and neither the Preliminary Prospectus, Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Registration Statement or Prospectus.

            (iii)  When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; and, at and through such dates, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

            (iv)  The Company and each of its subsidiaries have been duly organized, are validly existing as corporations and are, or will be on or before the Closing Date in good standing under the laws of their respective states of incorporation. Except as set forth in the Registration Statement the Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to be so licensed or qualified would not have a material adverse effect on the Company. The Company has all requisite power and authority (corporate and other), and the Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as conducted on the date hereof and as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and with all federal, state and local laws, rules and regulations to which it is subject, except where the failure to be in compliance would not have a material adverse effect on the Company; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all respects and do not omit to state a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading.

            (v)   The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under "Capitalization" and "Description of Capital Stock" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company on or prior to the Closing Date and each Option Closing Date, if any, conform or, when issued and paid for, will conform, in all respects to all statements with respect to the descriptions thereof contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities to be issued and sold by the Company hereunder and pursuant to the Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery of the Securities pursuant to the terms hereof and pursuant to the Warrant Agreement, to be sold by the Company hereunder and thereunder to the Underwriters, the Underwriters will acquire good and defensible title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

            (vi)  The financial statements, including the related notes and schedules thereto, included in the Registration Statement and the Prospectus fairly present the financial position, income, changes in cash flow, changes in stockholders' equity, and the results of operations of the Company at the respective dates and for the respective periods to which they apply and the pro forma financial information included in the Registration Statement and Prospectus, in the sections entitled "Capitalization" and "Prospectus Summary—The Offering", presents fairly on a basis consistent with that of the audited financial statements included therein, what the Company's pro forma capitalization would have been for the respective periods and as of the respective dates to which they apply after giving effect to the adjustments described therein. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as disclosed in the Prospectus, there has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, position, prospects, value, operation, properties, business, or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Selected Financial Information," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein as of the respective dates thereof, and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

            (vii) The Company and each of its subsidiaries has filed all necessary tax returns required to be filed as of the date hereof, except for any amended returns that may be required as a result of the Company's change in accounting treatment of certain items if requested by the Commission pursuant to its review of the Registration Statement, and have paid all taxes shown as due thereon: (a) except to the extent that such taxes are being protested in good faith in accordance with applicable procedures and appropriate reserves taken on the Company's financial statements; and (b) except to the extent that the Company's 2003 federal income taxes due are being paid in installments; and there is no tax deficiency which has been, or to the knowledge of the Company, may be, asserted against the Company or any of its subsidiaries.

            (viii) The Company maintains insurance policies, including, but not limited to, general liability and property insurance, which insures the Company and its employees, against such losses and risks generally insured against by comparable businesses. To the Company's knowledge, there are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

            (ix)  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, outside the ordinary course of the Company's business (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the Company's knowledge, threatened against or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or the Warrant Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

            (x)   The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, enter into this Agreement and the Warrant Agreement and to consummate the transactions provided for in such agreements; and this Agreement and the Warrant Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement and the Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought. None of the Company's issue and sale of the Securities, execution or delivery of this Agreement or the Warrant Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement and the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (i) the articles of incorporation or bylaws of the Company, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

            (xi)  Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the issuance of the Warrants, the performance of this Agreement and the Warrant Agreement and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Shares, or the Underwriters' Warrants, except such as have been or may be obtained under the Act or the regulations of the National Association of Securities Dealers, Inc. ("NASD") or the American Stock Exchange ("Amex") or may be required under state securities or laws in connection with the Underwriters' purchase and distribution of the Shares, and the Underwriters' Warrants to be sold by the Company hereunder.

            (xii) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms.

        The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

            (xiii) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any material change in the debt (long or short term) or liabilities or material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

            (xiv) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is or may be subject or affected.

            (xv) Except as described in the Prospectus, the Company does not currently maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance, in all material respects, with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan, if any, which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

            (xvi) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

            (xvii) Except as otherwise disclosed in the Prospectus, none of the trademarks, service marks, service names, trade names and copyrights and none of the licenses and rights to the foregoing presently owned or held by the Company are in dispute or are in any conflict with the right of any other person or entity. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, or licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company to use any technology presently used or contemplated to be used in the conduct of its business.

            (xviii) The Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the sale of all products and services sold or proposed to be sold by the Company.

            (xix) The Company has good and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

            (xx) To the Company's knowledge, Singer Lewak Greenbaum & Goldstein ("SLG&G"), whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

            (xxi) The Company has caused to be duly executed and has provided the Underwriters with true copies of legally binding and enforceable agreements (collectively, the "Lock-up Agreements") pursuant to which all of the officers and directors of the Company, all holders of 1% or more of the outstanding shares of Common Stock and holders of securities exchangeable or exercisable for or convertible into 1% or more of the outstanding shares of Common Stock have agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of not less than one year following the effective date of the Registration Statement without the prior written consent of the Representative.

            (xxii) Except as described in the Prospectus under "Underwriting", there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

            (xxiii) Based upon written representations received by the Company, no officer, director of five (5%) percent or greater shareholder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. ("NASD") and no beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and the NASD immediately, when the Company becomes aware that any five (5%) percent or greater shareholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the distribution of the Shares.

            (xxiv) The Common Stock has been approved for listing on the American Stock Exchange ("AMEX").

            (xxv) Neither the Company nor, to the Company's knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

            (xxvi) Except as set forth in the Prospectus, to the Company's knowledge, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Transactions Between Infosonics and Related Parties," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any officer, director, or Principal Stockholder (as such term is defined in the Prospectus) of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

            (xxvii) Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Underwriters' Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

            (xxviii) The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, since the time of its incorporation, and reflects all transactions referred to in such minutes accurately in all material respects.

            (xxix) Except and to the extent described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

            (xxx) The Company has as of the effective date of the Registration Statement entered into employment agreements with Joseph Ram, Abraham Rosler, Joseph Murgo and Jeffrey Klauser in the forms filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively to the Registration Statement.

            (xxxi) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are currently in effect.

            (xxxii) The Company has adopted organizational structures and policies sufficient to comply with the requirements of the AMEX corporate governance rules in effect as of the date hereof and as proposed to be amended in accordance with any proposed rules of AMEX published for comment as of the date hereof (collectively, the "AMEX Corporate Governance Rules"). Without limiting the generality of the foregoing, the Company's Board of Directors has validly appointed an Audit Committee and a Compensation Committee whose composition satisfies the requirements of the AMEX Corporate Governance Rules. The Board of Directors and/or the Audit Committee or Compensation Committee, as the case may be, has adopted a charter governing the respective activities of the Audit and Compensation Committees that satisfies the requirements of the AMEX Corporate Governance Rules. The Audit Committee and the Compensation Committee have each acted in accordance with the provisions of their respective charters, as amended from time to time.

            (xxxiii) Neither the Board of Directors nor the Audit Committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in the Company's internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

            (xxxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        2.     PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

          (a)   On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Company at a price of $6.00 per share of Common Stock, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, subject to adjustment as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b)   In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of an additional 300,000 shares of Common Stock at a price of $6.00 per share of Common Stock. The option granted hereby will expire forty-five days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which Representative is then exercising the option and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

          (c)   Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Gilford at 850 Third Avenue, 14th Floor, New York, New York, 10022, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on June 22, 2004 or at such other time and date as shall be agreed upon by the Representative and the Company, but not less than three (3) nor more than seven (7) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned office of the Representative or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Shares and the Option Shares, if any, shall be made to the Underwriters against payment by the Underwriters of the purchase price for the Firm Shares and the Option Shares, if any, to the order of the Company for the Firm Shares and the Option Shares, if any, by New York Clearing House funds. Certificates for the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representative may request in writing at least two (2) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representative at such office or such other place as the Representative may reasonably request, for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

          (d)   On the Closing Date, the Company shall issue and sell to the Underwriters, Underwriters' Warrants at an aggregate purchase price of $100, which warrants shall entitle the holders thereof to purchase an aggregate of 100,000 shares of Common Stock. The Underwriters' Warrants shall be exercisable for a period of five years commencing upon the effective date of the Registration Statement at a price equaling one hundred forty-five percent (145%) of the initial public offering price of the shares of Common Stock. The Underwriters' warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the Closing Date, except to officers of our Underwriters and broker-dealers participating in this offering and their bona fide officers and partners, by operation of law or by reason of our reorganization. The Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.2 to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

        3.     PUBLIC OFFERING OF THE SHARES.

        As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the prospectus. Subject to Section 2 of this Agreement, the

Representative may from time to time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as the Representative, in its discretion, deems advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

        4.     COVENANTS AND AGREEMENTS OF THE COMPANY.

        The Company covenants and agrees with each of the Underwriters as follows:

          (a)   The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Shares by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations unless the Act, the Exchange Act or the Rules and Regulations require that such a filing be made by a date that is prior to such objection having been waived or withdrawn by the Representative.

          (b)   As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

          (c)   The Company shall file the Prospectus (in form and substance satisfactory to the Underwriters) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifteenth business day after the effective date of the Registration Statement.

          (d)   The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriters or Loeb & Loeb LLP ("Underwriters' Counsel"), shall object.

          (e)   The Company shall endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

          (f)    During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities are required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be to the reasonable satisfaction of Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may reasonably request.

          (g)   As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (h)   During a period of two years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the Underwriters:

            (i)    concurrently with furnishing such annual reports to its stockholders, a copy of such annual report;

            (ii)   concurrently with the furnishing of any such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders;

            (iii)  concurrently with the furnishing of any such reports and financial statements to the relevant entity, copies of all publicly available reports and financial statements filed with the NASD or any securities exchange;

            (iv)  every press release which was released or prepared by or at the direction of the Company;

            (v)   any additional information of a public nature concerning the Company (and any future subsidiary) or its businesses which the Underwriters may reasonably request; and

            (vi)  During such two-year period, if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiary are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (i)    The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

          (j)    The Company will furnish to the Underwriters or on Underwriters' order, without charge, at such place as the Underwriters may designate, copies of the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may request.

          (k)   During the twelve (12) month period commencing on the effective date of the Registration Statement, and except as contemplated by this Agreement, the Company shall not, without the prior written consent of the Representative, (i) sell, contract or offer to sell, issue, transfer, assign, pledge, hypothecate, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock, except up to an aggregate of 1,633,700 shares of Common Stock (the "Reserved Shares"), including 200,500 shares of Common Stock underlying options to be granted upon the effectiveness of the Registration Statement (the "IPO Options"), reserved for the grant of options or for issuance upon the exercise of options that are currently outstanding, provided, however, that such options granted after the date hereof shall have an exercise price which is at least equal to the closing price of the Common Stock on the AMEX on the date of grant, except for the IPO Options, which shall have an exercise price equal to the initial public offering price per share; or (ii) file any registration statement for the offer or sale by the Company or any other person or entity securities issued or to be issued by the Company or any present or future subsidiaries other than a Form S-8 to register the Reserved Shares and IPO Options. For a period of twelve (12) months from the effective date of the Registration Statement, the Company will not, without the prior consent of Representative, issue any Stock Appreciation Rights, Stock Bonuses or other compensation under its Stock Option/Stock Issuance Plan other than stock options as provided for above. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

          (l)    Neither the Company, nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          (m)  The Company shall apply the net proceeds from the sale of the Securities in substantially the same manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          (n)   The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

          (o)   The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in its letter to be furnished pursuant to Section 6(j) hereof.

          (p)   The Company shall cause the Common Stock to be listed on AMEX and, for a period of two (2) years from the date hereof, use its best efforts to maintain the AMEX listing of the Common Stock on the AMEX or other exchange or market acceptable to the Representative, provided, however, that the Nasdaq National Stock Market and New York Stock Exchange shall be deemed acceptable to the Representative.

          (q)   As soon as practicable, but in no event more than 20 business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities.

          (r)   Except for issuances pursuant to the Company's 1998 and 2003 Stock Option Plans (the "Plans"), the Company hereby agrees that it will not, without written approval of the Representative, for a period of twelve (12) months from the effective date of the Registration Statement, adopt, propose to adopt or otherwise permit to exist any employee, officer, director, consultant or compensation plan or arrangement permitting the grant, issue or sale of any shares of Common Stock or other securities of the Company, (i) in an amount greater than an aggregate of 50,000 shares of Common Stock (when aggregated with other options outstanding at the date of this Agreement, (ii) at an exercise or sale price per share less than the closing price of the Common Stock on the AMEX on the date of grant or sale, (iii) to any direct or indirect beneficial holder on the date hereof of more than 5% of the issued and outstanding shares of Common Stock, (iv) with the payment for such securities with any form of consideration other than cash, shares of Common Stock or the forfeiture of outstanding options, or (v) upon payment of less than the full purchase or exercise price for such shares of Common Stock or other securities of the Company on the date of grant or issuance.

          (s)   Until 30 days after the date hereof, the Company shall not without the prior written consent of the Representative, which consent shall not be unreasonably withheld, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

          (t)    For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Underwriters' Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Representative's Shares.

          (u)   For a period of twenty-four (24) months after the effective date of the Registration Statement, the Company shall not restate, amend or alter any term of any written employment, consulting or similar agreement entered into between the Company and any officer, director or key employee as of the effective date of the Registration Statement in a manner which is more favorable to such officer, director or key employee, without the prior written consent of the Representative.

        5.     PAYMENT OF EXPENSES.

          (a)   The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date (to the extent not paid at the Closing Date) all expenses and fees (other than fees of Underwriters' Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement and the Warrant Agreement, including, without limitation, (i) the reasonable fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, (including mailing and handling charges) filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Underwriters of the Shares and the purchase by the Underwriters of the Underwriters' Warrants from the Company, (y) the consummation by the Company of any of its obligations under this Agreement and the Warrant Agreement, and (z) resale of the Shares by the Underwriters in connection with the distribution contemplated hereby, (iv) reasonable advertising costs and expenses, including but not limited to reasonable costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and prospectus memorabilia and "tomb-stone" advertisement expenses, (v) fees and expenses of the transfer agent and registrar, (vi) the fees payable to the Commission and the NASD, and (vii) the fees and expenses incurred in connection with the listing of the Securities on AMEX.

          (b)   If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(b), the Company shall reimburse and indemnify the Underwriters up to $100,000 for its actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel, less any amounts already paid pursuant to Section 5(c) hereof. If this Agreement is terminated by the Underwriters in accordance with the provisions of this Sections 6, 10 or 12, the Underwriter shall return any unaccounted for portion of the Advance to the Company.

          (c)   The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to two and one half percent (2.5%) of the gross proceeds received by the Company from the sale of the Firm Shares, $50,000 of which has been paid to date.

        6.     CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

        The obligations of the Underwriters hereunder shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, with respect to the Company as if it had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy in all material respects on and as of the Closing Date or Option Closing Date, if any, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

          (a)   The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriters, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b)   Neither the Prospectus, any supplement thereto, nor the Registration Statement, nor any amendments thereto, shall contain an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omit to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (c)   On or prior to the Closing Date, the Underwriters shall have received from Underwriters' Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Underwriters' Warrants, the Registration Statement, the Prospectus and other related matters as the Underwriters may request and Underwriters' Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (d)   At Closing Date, the Underwriter shall have received the favorable opinion of Patton Boggs LLP, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i)    the Company (A) is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction, (B) is duly qualified and licensed and in good standing as a foreign corporation in the State of Maryland and (C) has all requisite corporate power and authority, and the Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; to such counsel's knowledge based solely upon the representations of the Company, the Company is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations; to such counsel's knowledge based solely upon the representations of the Company, the Company has not received any written notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business or financial condition of the Company;

            (ii)   to such counsel's knowledge, the Company does not own, other than InfoSonics de Mexico, InfoSonics Mexico, Inc. and Axcess Mobile, LLC, as disclosed in the Registration Statement, an interest in any other corporation, partnership, joint venture, trust or other business entity;

            (iii)  the authorized, issued and outstanding capital stock of the Company as of December 31, 2003 was as set forth in the Prospectus, under the heading "Actual" under the caption "Capitalization." To such counsel's knowledge, except as described in the Prospectus, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement and as described in the Prospectus. The Securities, and all other securities issued by the Company conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus under the caption "Description of Securities." All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and, to such counsel's knowledge, are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto under the Company's Certificate of Incorporation, By-laws, Maryland corporate law or, to such counsel's knowledge, any agreement attached as an exhibit to the Registration Statement; and the securities when issued and sold in accordance with the Underwriting Agreement will not violate the preemptive rights of any holders of any security of the Company. The Shares, the Representative's Warrants and the Representative's Shares to be sold by the Company hereunder and under the Representative's Warrant Agreement have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and the Warrant Agreement, will be validly issued, fully paid and non-assessable and to such counsel's knowledge: (A) all corporate action required to be taken for the authorization, issue and sale of the Shares, the Underwriters' Warrants and the Representative's Shares has been duly and validly taken; (B) will not be subject to any preemptive or other similar rights of any stockholder; and (C) the certificates representing the Shares and the Underwriters' Warrants are in due and proper form. The Underwriters' Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement and the Warrant Agreement of the Shares and the Underwriters' Warrants, respectively, to be sold by the Company, the Representative and the Underwriters will acquire good and defensable title to the Shares and Representative's Warrants, to the knowledge of such counsel, free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security interest, or other restriction or equity of any kind whatsoever imposed upon the Company.

            (iv)  the Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose has been instituted or is pending, threatened or contemplated under the Act;

            (v)   each of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

            (vi)  to such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form S-1; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding outside the ordinary course of the Company's business (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (y) questions the validity of the capital stock of the Company or this Agreement or the Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; and (D) there are no legal or governmental proceedings pending or overtly threatened against the Company, or to which the Company or any of its properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not so described that could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Representative's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Warrant Agreement;

            (vii) the Company has the corporate power and authority to enter into each of this Agreement and the Warrant Agreement and to issue, sell and deliver the Shares and the Warrants as provided for herein and therein; and each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general equitable principles (whether relief is sought in a proceeding at law or in equity) and except as rights to indemnification and contribution thereunder may be limited by applicable law or public policy relating thereto), and none of the Company's execution or delivery of this Agreement and the Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its respective properties or assets (tangible or intangible) is or may be subject, in each case, that is an exhibit to the Registration Statement, which breach or default would reasonably be expected to have a material adverse effect on the Company, or (C) any statute, rule or regulation (other than applicable state securities laws and blue sky laws, as to which no opinion need be expressed) or, to such counsel's knowledge, any judgment, decree or order, applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties;

            (viii) except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as (A) have been obtained under the Act and the Exchange Act or (B) may be required under the state securities or Blue Sky laws, as to which no opinion need be rendered) is required on the part of the Company for the valid issuance of the Shares pursuant to this Agreement or the valid issuance of the Underwriters' Warrants pursuant to the Warrant Agreement;

            (ix)  to the knowledge of such counsel, the Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected, which in any such case is filed as an Exhibit to the Registration Statement; and the Company is not in violation of any term or provision of its certificate of incorporation, by-laws, or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

            (x)   the statements in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK," insofar as they constitute a fair summary of the legal matters, statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

            (xi)  the Shares have been approved for listing on the AMEX upon issuance as contemplated by this Agreement;

            (xii) to the knowledge of such counsel, except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

        Such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company and representatives of the independent public accountants for the Company, the Representative and the Underwriter's Counsel at which conferences the Registration Statement, the Prospectus, and related matters were discussed. Such counsel shall state that such counsel is not, however, passing upon, and does not assume any responsibility for, and has not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus. Such counsel shall state that, based upon such counsel's participation as described above, such counsel confirms that such counsel has no reason to believe that either the Registration Statement at the time such Registration Statement became effective or the Prospectus, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

        Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991), or any comparable State bar accord.

        In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such written statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion shall also state that the Underwriter's counsel is entitled to rely thereon.

          (e)   At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Patton Boggs LLP, counsel to the Company, dated the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel confirming as of the Option Closing Date the statements made by Patton Boggs LLP and in their opinion delivered on the Closing Date.

          (f)    On or prior to each of the Closing Date and the Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably request and require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

          (g)   Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any material outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities or securities issued upon the grant of stock options as contemplated in this Agreement or the Prospectus or upon the exercise of outstanding stock options); the Company shall not have declared or paid any dividend or made any distribution in respect of its capital stock of any class; and there shall not have been any change in the capital stock of the Company, or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

          (h)   At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such person has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

            (i)    The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

            (ii)   No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry are contemplated or threatened under the Act;

            (iii)  The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

            (iv)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock of the Company or any material change in the debt (long or short-term) of the Company other than draws on the Company's line of credit facility; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company, or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection (h) are to such documents as amended and supplemented at the date of such certificate.

          (i)    By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          (j)    At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriters and Underwriters' Counsel, from SLG&G;

            (i)    confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

            (ii)   stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Underwriters may rely upon the opinion of SLG&G with respect to such financial statements and supporting schedules included in the Registration Statement;

            (iii)  stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock of the Company, any change in the long-term debt of the Company, or any decrease in the stockholders' equity of the Company or any decrease in the net current assets or net assets of the Company as compared with amounts shown in the December 31, 2003 balance sheets included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from December 31, 2003 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues or net earnings of the Company or decrease in net earnings per common share of the Company;

            (iv)  setting forth, at a date not later than five (5) days prior to the date of the Registration Statement, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

            (v)   stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

            (vi)  statements as to such other matters incident to the transaction contemplated hereby as the Underwriters may request.

          (k)   At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from SLG&G a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section hereof except that the specified date referred to shall be a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (j) of this Section with respect to certain amounts, percentages and financial information as specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

          (l)    The Company shall have delivered to the Underwriters a letter from SLG&G addressed to the Company stating that they have not during the immediately preceding two year period brought to the attention of the Company's management any "weakness" as defined in Statement of Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls.

          (m)  On each of the Closing Date and Option Closing Date, if any, there shall be duly tendered to the Underwriters for the several Underwriters' accounts the appropriate number of Securities.

          (n)   No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters pursuant to subsection (e) of Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          (o)   On or before the Closing Date, the Company shall have executed and delivered to the Underwriters, (i) the Warrant Agreement substantially in the form filed as an Exhibit to the Registration Statement and (ii) the Underwriters' Warrants in such denominations and to such designees as shall have been provided to the Company.

          (p)   On or before the Closing Date, the Shares shall have been duly approved for listing on the AMEX, subject to official notice of issuance.

          (q)   On or before the Closing Date, there shall have been delivered to the Underwriters all of the Lock-up Agreements, in form and substance satisfactory to Underwriters' Counsel.

        If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, the Underwriters may terminate this Agreement or, if the Underwriters so elect, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

        7.     INDEMNIFICATION.

          (a)   The Company, agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, and suits in respect thereof), whatsoever (including but not limited to any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against such action, proceeding, investigation, inquiry or suit, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company filed, delivered or used in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any other securities exchange, (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), or (C) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto unless, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of such Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The foregoing indemnification shall not inure to the benefit of any Underwriter from whom that person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the confirmation of the sale of the Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, expenses or liabilities. Notwithstanding any other provisions of this Agreement, there shall be excluded from such indemnification any claim, loss or expense to the extent that it arises out of, or is based upon, any action or failure to act by any of the Underwriters other than an action or failure to act undertaken at the written request or with the prior written consent of the Company, that constitutes willful misconduct, bad faith or gross negligence on the part of the Underwriters.

        The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law.

          (b)   Each of the Underwriters agrees jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement with or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriter expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. Notwithstanding the foregoing, neither Gilford nor

  Kaufman Bros., L.P. ("Kaufman") shall be jointly liable for any acts or omissions of Source Capital Group, Inc. ("Source"), and Source shall not be jointly liable for any acts or omissions of either Gilford or Kaufman.

        The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

          (c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action, investigation, inquiry, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action, investigation, inquiry, suit or proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, investigation, inquiry, suit or proceeding or separate but similar or related actions, investigations, inquiries, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, investigation, inquiry, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)   In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 7, but it is judicially determined that such indemnification may not been forced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or

  (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, investigation, inquiry, suit or proceeding. Notwithstanding the provisions of this subdivision (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, inquiry, investigation or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

        8.     REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.

        All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of any Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters.

        9.     EFFECTIVE DATE.

        This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriters, in their sole discretion, shall release the Shares for sale to the public; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriters of letters or telegrams to securities dealers releasing such shares for offering or the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

        10.   TERMINATION.

          (a)   The Underwriters shall have the right to terminate this Agreement, after the date hereof, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriters' opinion will in the immediate future materially adversely disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Trade, Nasdaq, the Commission or any other government authority having jurisdiction; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been deleted, on any exchange or in any over-the-counter market; or (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters' opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis or there shall have been such a material adverse change in the conditions or prospects of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Underwriters' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

          (b)   If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a), the Company shall promptly reimburse and indemnify the Underwriters for all their accountable out-of-pocket expenses expenses, including the fees and disbursements of Underwriters' Counsel (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6 or Section 12) then, the Company shall promptly reimburse and indemnify the Underwriters for up to $100,000 of their actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

        11.   SUBSTITUTION OF THE UNDERWRITERS.

        If one or more of the Underwriters shall fail otherwise than for a reason sufficient to justify the termination of this Agreement (under the provisions of Section 6, Section 10 or Section 12 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a)   if the number of Defaulted Securities does not exceed 10% of the total number of Firm Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the number of Defaulted Securities exceeds 10% of the total number of Firm Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

        In the event of any such default which does not result in a termination of this Agreement, the Underwriters shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        12.   DEFAULT BY THE COMPANY.

        If the Company shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may at their option, by notice from the Underwriters to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        13.   NOTICES.

        All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to the Representative at 850 Third Avenue, New York, New York 10022, Attention: Peter Stankard, with a copy to Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, Attention: David L. Ficksman, Esq. Notices to the Company shall be directed to the Company at InfoSonics Corporation, 6325 Lusk Boulevard, San Diego, California 92121, Attention: Joseph Ram, with a copy to Patton Boggs LLP, 1660 Lincoln Street #1900, Denver, Colorado 80264, Attention: Alan Talesnick, Esq.

        14.   PARTIES.

        This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have been construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

        15.   CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

        16.   COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

        17.   ENTIRE AGREEMENT; AMENDMENTS.

        This Agreement and the Representative's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriters and the Company.

        If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,
INFOSONICS CORPORATION
	By:	/s/ JOSEPH RAM
Name: Joseph Ram Title: Chief Executive Officer
Confirmed and accepted as of the date first above written.
GILFORD SECURITIES INCORPORATED
By:	/s/ ROBERT A. MALEY
Name: Robert A. Maley Title: Senior Vice President
On behalf of each of the Underwriters

SCHEDULE A

Underwriter	Number of Firm Shares
Gilford Securities Incorporated	700,000
Kaufman Bros., L.P.	600,000
Source Capital Group Inc.	600,000
Joseph Gunnar & Co., Inc.	50,000
Maxium Group	50,000
Jesup & Lamont	50,000
Sanders Morris Harris	50,000
TOTAL	2,000,000

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  Exhibit 1.1
2,000,000 SHARES OF COMMON STOCK INFOSONICS CORPORATION UNDERWRITING AGREEMENT